Exhibit 99

                    WINTHROP PARTNERS 81 LIMITED PARTNERSHIP
                    ----------------------------------------

                                DECEMBER 31, 1998
                                -----------------

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement (Unaudited)

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     1.  Statement of Cash Available for Distribution:                             Three Months Ended               Year Ended
                                                                                    December 31, 1998            December 31, 1998
                                                                                    -----------------            -----------------
         Net Income                                                                 $         23,000            $       1,051,000
         Add:       Minimum   lease   payments   received,   net   of
                    interest income earned,  on leases  accounted for
                    under the financing method                                                     -                        3,000
                    Proceeds on sale of property                                                   -                    1,910,000
                    Cash from reserves                                                       128,000                       64,000

         Less:      Gain on sale of property                                                       -                     (967,000)
                                                                                    ----------------            ------------------

                    Cash Available for Distribution                                 $        151,000            $        2,061,000
                                                                                    ================            ===================
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     2.  Fees and other compensation paid or accrued by the Partnership to the
         General Partners, or their affiliates, during the three months ended
         December 31, 1998:

                   Entity Receiving                                   Form of
                     Compensation                                  Compensation                                    Amount
                     ------------                                  ------------                                    ------

                    Winthrop
                    Management LLC Property Management Fees                                                        $   402

                    WFC Realty Co., Inc.
                    (Initial Limited Partner)                      Interest in Cash Available for Distribution     $    60

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